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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


CONTACTS: Tom Barrows                             Michael Irving
          Investor Relations                      Investor Relations
          Pacific Aerospace & Electronics         Madison & Wall Worldwide
          (509) 667-9600                          (407) 682-2001

       PACIFIC AEROSPACE & ELECTRONICS, INC. ANNOUNCES NASDAQ DELISTING

WENATCHEE, WA - June 28, 2001 - Pacific Aerospace & Electronics, Inc. (Nasdaq:
PCTH), a diversified manufacturing company specializing in metal and ceramic components and assemblies, announced today that its securities were delisted from The Nasdaq National Market effective with the open of business this morning. The Company was notified of the delisting late on June 27, 2001. The reason for the delisting was the Company's failure to meet the minimum bid price and net tangible assets requirements of the Nasdaq Marketplace Rules. The Company expects that its stock will be quoted on the OTC Bulletin Board.

"We continue to implement our plan to restructure our business by divesting non-core and unprofitable operations," said Don Wright, President and CEO of Pacific Aerospace & Electronics, Inc. "We have made progress in implementing our plan, as indicated by the recent sale of our U.S. Casting Division and the downsizing of our Engineering & Fabrication Division. We intend to continue making progress, while strengthening and supporting our core electronics, engineering, and aerospace machining operations. However, our plan is still in process, and we are looking forward to seeing our accomplishments reflected in the price of our stock and on our balance sheet. We hope that this delisting will be a minor bump in the road, and we plan to work diligently to requalify for listing on Nasdaq or another exchange."

Pacific Aerospace & Electronics, Inc. is an international engineering and manufacturing company specializing in technically demanding component designs and assemblies for global leaders in the aerospace, defense, electronics, medical, telecommunications, energy and transportation industries. The Company utilizes specialized manufacturing techniques, advanced materials science, process engineering and proprietary technologies and processes to its competitive advantage. Pacific Aerospace & Electronics has approximately 800 employees worldwide and is organized into three operational groups -- U.S. Aerospace, U.S. Electronics and European Aerospace. More information may be obtained by contacting the Company directly or by visiting its Web site at www.pcth.com.
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Forward-looking statements in this release concerning trends or anticipated results are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those stated or implied in the forward-looking statements. The forward-looking statements in this release are not guarantees of future performance and are subject to risks and uncertainties related to the Company's operations and its ability to obtain sufficient cash if and when needed. These risks and uncertainties include, but are not limited to, competitive factors (including the possibility of increased competition or technological development, competitors, and price pressures); legal factors (such as limited protection of the Company's proprietary technology and changes in government regulation); financial factors (such as the Company's significant debt load); and the Company's dependence on key personnel and significant customers. There can be no assurance that the Company's securities will requalify for listing on Nasdaq or any other exchange. More information about potential factors that could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements.